UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2013

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))

❑     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS.

(b)    Sharon A. Decker resigned from our Board of Directors as of our annual meeting of shareholders held on April 25, 2013.

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At our annual meeting of shareholders held on April 25, 2013, the following matters were voted upon by the holders of our common stock.

1.	The following directors were elected for terms expiring at our 2016 annual meeting of shareholders.

Nominee	Votes For	Authority Withheld	Broker Nonvotes
Kevin B. Marsh	81,187,277	7,143,278	29,610,671
Joshua W. Martin, III *	74,624,890	13,705,665	29,610,671
James M. Micali	74,807,965	13,522,590	29,610,671
Harold C. Stowe	74,460,881	13,869,674	29,610,671

2.          The appointment of Deloitte & Touche LLP as our independent registered public accounting firm was approved.

Votes For	116,328,703
Votes Against	1,123,030
Abstentions	489,493
Broker Nonvotes	0

3.	Advisory (non-binding) vote on shareholder proposal to repeal the classification of the board of directors.

Votes For	61,774,438
Votes Against	13,012,965
Abstentions	13,543,152
Broker Nonvotes	29,610,671

* Because Mr. Martin will reach the age of 70 in September 2014, his term as a director will expire in accordance with our articles of incorporation as of our 2014 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
         (Registrant)

April 26, 2012                          By: /s/James E. Swan, IV
                    James E. Swan, IV
Controller